Exhibit 99.2

Sana Biotechnology Obtains Exclusive License from

National Institutes of Health for CD22 CAR Construct

License will enable Sana’s in vivo and ex vivo engineered T cell programs for B cell malignancies

Technology expected to help address key relapse challenges for

CD19-directed CAR T cell therapies

SEATTLE — January 11, 2022 — Sana Biotechnology, Inc. (NASDAQ: SANA), a company focused on creating and delivering engineered cells as medicines, today announced that the company entered into an agreement with the National Cancer Institution (NCI), an institute of the National Institutes of Health (NIH), for worldwide exclusive commercial rights to the NIH’s CD22 chimeric antigen receptor (CAR) with a fully-human binder for use in certain in vivo gene therapy and ex vivo allogeneic CAR T applications for B cell malignancies.

Engineered CAR T cell therapies for B cell malignancies use binders to target proteins expressed on the surface of B cells. One such protein, CD19, has been the target of all approved autologous CAR T therapies for B cell lymphoma and B cell acute lymphoblastic leukemia to date. Unfortunately, incomplete responses or relapses occur in over 50% of CD19 CAR T-treated patients, often due to CD19 antigen loss. CD22, which is also a B cell surface protein, has emerged as an alternative to address failure to achieve durable complete responses with CD19-directed CAR T therapy. Multiple academic clinical trials using this CD22 CAR have shown complete responses in a substantial number of patients in the relapse setting after treatment with a CD19-directed CAR T therapy for patients with B malignancies.

“We are thrilled to enter an agreement with the NIH for an exclusive license to this fully-human CD22 CAR, particularly given the clinical data with this specific construct to date. One of Sana’s primary goals has been to meaningfully expand the number of patients that benefit from CAR T therapies, with an initial focus on B cell malignancies, including leukemia and lymphoma,” said Terry Fry, M.D., Sana’s Head of T Cell Therapeutics. “Combining this CD22 CAR with Sana’s platforms gives us the potential to improve the overall rate of durable complete responses for patients with B cell malignancies – including non-Hodgkin lymphoma, chronic lymphocytic leukemia, and acute lymphoblastic leukemia – and expand the number of patients who can receive these therapies.”

Under the terms of the agreement, Sana agreed to pay the NIH an upfront amount, certain milestone payments, and royalties on net sales of royalty-bearing products.

About Sana Biotechnology
Sana Biotechnology, Inc. is focused on creating and delivering engineered cells as medicines for patients. We share a vision of repairing and controlling genes, replacing missing or damaged cells, and making our therapies broadly available to patients. We are more than 350 people working together to create an enduring company that changes how the world treats disease. Sana has operations in Seattle, Cambridge, and South San Francisco. For more information about Sana Biotechnology, please visit https://sana.com/.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements about Sana Biotechnology, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s vision, progress, and business plans; expectations for its development programs, product candidates and technology platforms; expectations with respect to the use and benefits of the technology; the potential of CD22 as an alternative target for B cell malignancies; the potential efficacy of CD22 in vivo gene therapy and ex vivo allogeneic CAR T applications; the potential benefits of combining the technology with the Company’s platforms; and the Company’s potential milestone and royalty obligations. All statements other than statements of historical facts contained in this press release, including, among others, statements regarding the Company’s strategy, expectations, cash runway and future financial condition, future operations, and prospects, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results to vary materially, including, among others, the risks inherent in drug development such as those associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development programs, preclinical and clinical trials, as well as the economic, market and social disruptions due to the ongoing COVID-19 public health crisis. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K dated March 24, 2021 and Quarterly Report on Form 10-Q dated November 8, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

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Investor Relations & Media:

Nicole Keith

investor.relations@sana.com

media@sana.com